PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2013 Results

Wakefield, MA—October 29, 2013—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $27.1 million or $0.27 per share for the third quarter ended September 30, 2013. Net income was $4.1 million or $0.04 per share for the third quarter ended September 30, 2013.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in 000's except per share data)	2013	2012	Increase (Decrease)	2013	2012	Increase (Decrease)

Net Income	$4,094	$(8,998)	$13,092	$13,236	$2,174	$11,062

FFO	$27,134	$19,913	$7,221	$69,892	$58,526	$11,366
Per Share Data:
EPS	$0.04	$(0.11)	$0.15	$0.14	$0.03	$0.11
FFO	$0.27	$0.24	$0.03	$0.76	$0.71	$0.05

Weighted average shares (diluted)	100,187	82,937	17,250	91,720	82,937	8,783

Comparing results for the third quarter of 2013 to the same period in 2012, FFO increased $7.2 million or $0.03 per share. The FFO increase was primarily from higher property income due to five acquisitions completed since July 2012 and improved occupancy in our portfolio, which was partially offset by decreased interest income as a result of repayment of secured real estate loans and by higher G&A. Net Income and EPS was $4.1 million or $0.04 per share for the third quarter of 2013 compared to a net loss of $9.0 million or $0.11 per share for the third quarter of 2012.

Comparing results for the nine months ended September 30, 2013 to 2012, FFO increased $11.4 million or $0.05 per share. The FFO increase was primarily from higher property income due to five acquisitions completed since July 2012 and improved occupancy in our portfolio, which was partially offset by decreased interest income as a result of repayment of secured real estate loans and by higher G&A. Net Income and EPS was $13.2 million and $0.14 per share, respectively, for the nine months ended September 30, 2013 compared to net income of $2.2 million and $0.03 per share for the same period in 2012.

George J. Carter, President and CEO, commented as follows:

“For the third quarter of 2013, FSP's profits as represented by FFO rose approximately $5.0 million to $27.1 million or $0.27 per share compared to $22.1 million or $0.24 per share in the second quarter of 2013. Dividend distributions declared for the third quarter of 2013, which are payable on November 14, 2013, will be approximately $19.1 million or $0.19 per share.

Our directly-owned real estate portfolio of 40 properties, totaling 9,807,339 square feet, was approximately 93.8% leased as of September 30, 2013, a decrease from 94.4% as of June 30, 2013. The drop in leased percentage for the third quarter was primarily attributable to the acquisition of a 655,420 square foot office building in Denver Colorado that was 88.5% leased at the time of acquisition. We believe this property offers an excellent opportunity to increase occupancy and rental income stream within a vibrant and growing Denver CBD office market, creating incremental value for the company. Our portfolio has a relatively modest lease expiration schedule for the balance of 2013 and 2014 and we continue to proactively address future years scheduled expirations where it is financially advantageous to do early lease renewals.

Growth in FSP's real estate asset base and balance sheet continued in the third quarter of 2013. On July 1, 2013, we acquired a 621,946 rentable square foot office building at 999 Peachtree Street in the mid-town submarket of Atlanta Georgia, for $157.9 million. On August 28, 2013, we acquired a 655,420 rentable square foot office building at 1001 17th Street in Denver Colorado's central business district, for $217.0 million. Both Atlanta Georgia and Denver Colorado are core markets for FSP, and we believe both markets have strong, sustainable, macro-economic growth drivers that offer the potential to drive leasing demand and rental increases above average levels that are likely to be achieved for the broader U.S. office markets. In addition, on August 26, 2013 we closed a new $220 million, seven year, unsecured term loan with certain members of our bank group to lock in attractive long-term interest rates, and improve the financial flexibility of our balance sheet as we continue to pursue potential opportunities.

As the fourth quarter of 2013 begins, our property portfolio is well stabilized, with a balanced lease expiration schedule. Most of our largest property markets are now experiencing positive trends in both occupancies and rental rates. Our simple and flexible balance sheet provides access to a variety of capital sources to support our ongoing growth objectives. As we approach 2014, we continue to see numerous potential opportunities for consideration. We are very optimistic about our future growth potential.”

Dividend Announcement

On October 11, 2013, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended September 30, 2013 of $0.19 per share of common stock payable on November 14, 2013 to stockholders of record on October 25, 2013.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of September 30, 2013. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Earnings Call

A conference call is scheduled for October 30, 2013 at 10:00 a.m. (ET) to discuss the third quarter 2013 results. To access the call, please dial 1-888-317-6016. Internationally, the call may be accessed by dialing 1-412-317-6016. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule H. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2013	2012	2013	2012

Net income (loss)	$4,094	$(8,998)	$13,236	$2,174
Provision for loss on property held for sale	—	14,300	—	14,300
GAAP (income) loss from non-consolidated REITs	431	(176)	814	(1,061)
Distributions from non-consolidated REITs	27	907	81	2,733
Depreciation & amortization	22,176	13,779	55,205	40,279
NAREIT FFO	26,728	19,812	69,336	58,425
Acquisition costs of new properties	406	101	556	101
Funds From Operations (FFO)	$27,134	$19,913	$69,892	$58,526

Per Share Data
EPS	$0.04	$(0.11)	$0.14	$0.03
FFO	$0.27	$0.24	$0.76	$0.71

Weighted average shares (basic and diluted)	100,187	82,937	91,720	82,937

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2013	2012	2013	2012

Revenue:
Rental	$56,760	$37,944	$145,618	$109,207
Related party revenue:
Management fees and interest income from loans	1,665	3,485	4,929	9,146
Other	21	39	64	112
Total revenue	58,446	41,468	150,611	118,465

Expenses:
Real estate operating expenses	13,991	9,642	35,877	26,938
Real estate taxes and insurance	8,801	5,761	22,704	16,946
Depreciation and amortization	22,163	13,367	54,863	39,031
Selling, general and administrative	3,477	3,141	9,213	7,454
Interest	5,474	4,187	13,856	11,901

Total expenses	53,906	36,098	136,513	102,270

Income before interest income, equity in earnings (losses) of non-consolidated REITs and taxes	4,540	5,370	14,098	16,195
Interest income	5	5	10	17
Equity in earnings (losses) of non-consolidated REITs	(431)	176	(814)	1,061

Income before taxes on income	4,114	5,551	13,294	17,273
Taxes on income	118	80	352	236

Income from continuing operations	3,996	5,471	12,942	17,037

Discontinued operations:
Income (loss) from discontinued operations, net of income tax	98	(169)	294	(563)
Provision for loss on property held for sale of $14,300 less applicable income tax	—	(14,300)	—	(14,300)
Total discontinued operations	98	(14,469)	294	(14,863)

Net income (loss)	$4,094	$(8,998)	$13,236	$2,174

Weighted average number of shares outstanding, basic and diluted	100,187	82,937	91,720	82,937

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.04	$0.07	$0.14	$0.21
Discontinued operations	—	(0.18)	—	(0.18)
Net income (loss) per share, basic and diluted	$0.04	$(0.11)	$0.14	$0.03

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2013	2012
Assets:
Real estate assets:
Land	$185,479	$141,545
Buildings and improvements	1,599,519	1,172,928
Fixtures and equipment	985	904
	1,785,983	1,315,377
Less accumulated depreciation	210,293	180,589
Real estate assets, net	1,575,690	1,134,788
Acquired real estate leases, less accumulated amortization of $60,589 and $39,203, respectively	194,893	108,203
Investment in non-consolidated REITs	81,065	81,960
Asset held for sale	10,143	10,575
Cash and cash equivalents	25,539	21,267
Restricted cash	623	575
Tenant rent receivables, less allowance for doubtful accounts of $80 and $1,300, respectively	6,029	1,749
Straight-line rent receivable, less allowance for doubtful accounts of $135 and $135, respectively	40,086	35,374
Related party mortgage loan receivables	98,846	93,896
Prepaid expenses and other assets	11,303	13,761
Other assets: derivative asset	4,365	—
Office computers and furniture, net of accumulated depreciation of $694 and $584, respectively	543	544
Deferred leasing commissions, net of accumulated amortization of $14,402 and $11,812, respectively	27,504	23,376
Total assets	$2,076,629	$1,526,068

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$331,500	$216,750
Term loans payable	620,000	400,000
Accounts payable and accrued expenses	39,907	31,122
Accrued compensation	2,432	2,540
Tenant security deposits	3,891	2,489
Other liabilities: derivative liability	4,579	1,219
Acquired unfavorable real estate leases, less accumulated amortization of $5,936 and $4,618, respectively	15,171	7,199
Total liabilities	1,017,480	661,319

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 82,937,405 shares issued and outstanding, respectively	10	8
Additional paid-in capital	1,273,585	1,042,876
Accumulated other comprehensive loss	(214)	(1,219)
Accumulated distributions in excess of accumulated earnings	(214,232)	(176,916)
Total stockholders’ equity	1,059,149	864,749
Total liabilities and stockholders’ equity	$2,076,629	$1,526,068

The accompanying notes are an integral part of these condensed consolidated financial statements.

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$13,236	$2,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	56,796	41,846
Amortization of above market lease	(277)	56
Provision for loss on property held for sale of $14,300 less applicable income tax	—	14,300
Equity in (earnings) losses of non-consolidated REITs	814	(1,061)
Distributions from non-consolidated REITs	—	1,246
Increase (decrease) in bad debt reserve	(1,220)	105
Changes in operating assets and liabilities:
Restricted cash	(48)	(53)
Tenant rent receivables, net	(3,060)	173
Straight-line rents, net	(3,920)	(3,498)
Lease acquisition costs	(820)	(2,235)
Prepaid expenses and other assets, net	(1,845)	(1,278)
Accounts payable and accrued expenses	6,860	(25)
Accrued compensation	(108)	(28)
Tenant security deposits	1,402	273
Payment of deferred leasing commissions	(7,532)	(2,425)
Net cash provided by operating activities	60,278	49,570
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(468,893)	(49,209)
Acquired real estate leases	(100,143)	(14,376)
Investments in non-consolidated REITs	4,858	(1)
Distributions in excess of earnings from non-consolidated REITs	81	1,487
Investment in related party mortgage loan receivable	(4,950)	(73,920)
Repayment of related party mortgage loan receivable	—	106,200
Changes in deposits on real estate assets	—	—
Net cash used in investing activities	(569,047)	(29,819)
Cash flows from financing activities:
Proceeds from stock offering	241,500	—
Offering costs	(10,789)	—
Distributions to stockholders	(50,552)	(47,274)
Borrowings under bank note payable	160,000	160,000
Repayment of bank note payable	(45,250)	(527,000)
Borrowing from term loan payable	220,000	400,000
Deferred financing costs	(1,868)	(5,328)
Net cash provided by (used in) financing activities	513,041	(19,602)
Net increase in cash and cash equivalents	4,272	149
Cash and cash equivalents, beginning of period	21,267	23,813
Cash and cash equivalents, end of period	$25,539	$23,962

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2013	60,908	0.6%
2014	474,667	4.9%
2015	1,065,576	11.0%
2016	968,158	10.0%
2017	1,069,533	11.0%
Thereafter (2)	6,046,197	62.5%
	9,685,039	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases and exclude assets held for sale.
(2)	Includes 604,944 square feet of current vacancies.

(dollars & square feet in 000's)	As of September 30, 2013 (1)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$406,681	25.8%	2,537	26.2%
Colorado	6	459,386	29.2%	2,118	21.9%
Georgia	3	225,829	14.3%	1,396	14.4%
Virginia	4	96,705	6.1%	684	7.1%
Minnesota	2	41,875	2.7%	628	6.5%
Missouri	3	64,598	4.1%	477	4.9%
North Carolina	3	65,808	4.1%	431	4.4%
Illinois	2	48,494	3.1%	372	3.8%
Maryland	1	53,129	3.4%	325	3.4%
Florida	1	44,632	2.8%	213	2.2%
Indiana	1	34,097	2.2%	205	2.1%
California	2	21,029	1.3%	182	1.9%
Washington	1	13,427	0.9%	117	1.2%
	39	$1,575,690	100.0%	9,685	100.0%

(1)	Excludes asset held for sale

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended		Nine Months Ended
(in thousands)	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12

Tenant improvements	$4,596	$2,854	$12,079	$8,573
Deferred leasing costs	3,821	1,104	7,721	4,643
Building improvements	1,552	711	4,292	2,460
	$9,969	$4,669	$24,092	$15,676

Square foot & leased percentages	September 30	December 31,
	2013	2012

Owned portfolio of commercial real estate (1)
Number of properties	40	37
Square feet	9,807,339	7,854,679
Leased percentage	93.8%	94.0%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,395,500	1,392,316
Leased percentage	61.5%	65.2%

Single Asset REITs (SARs) managed
Number of properties	13	13
Square feet	3,323,198	3,323,566
Leased percentage	86.6%	87.2%

Total owned, investments & managed properties (1)
Number of properties	55	52
Square feet	14,526,037	12,570,561
Leased percentage	89.1%	89.0%

(1)	Includes asset held for sale

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Sep-13	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	860,429	50.1%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	79.9%	27.0%
			1,395,500	61.5%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-13	Leased (2)	30-Sep-13	Leased (2)

1	PARK SENECA	Charlotte, NC	109,674	79.3%	79.1%	80.7%	79.6%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	85.4%	85.4%	85.4%
5	MEADOW POINT	Chantilly, VA	138,537	92.6%	92.6%	92.6%	92.6%
6	TIMBERLAKE	Chesterfield, MO	232,766	98.3%	98.3%	98.3%	98.3%
7	FEDERAL WAY	Federal Way, WA	117,010	48.4%	48.4%	51.5%	51.5%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	94.6%	95.4%	94.6%	94.6%
10	PARK TEN	Houston, TX	157,460	100.0%	100.0%	100.0%	100.0%
11	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
12	ADDISON	Addison, TX	293,787	95.4%	95.4%	94.3%	94.3%
13	COLLINS CROSSING	Richardson, TX	298,766	99.5%	99.5%	99.5%	99.5%
14	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	98.2%	97.6%	99.1%	98.8%
16	LIBERTY PLAZA	Addison, TX	218,934	84.6%	83.2%	86.0%	85.5%
17	INNSBROOK	Glen Allen, VA	298,456	99.0%	99.0%	99.9%	99.6%
18	380 INTERLOCKEN	Broomfield, CO	240,184	87.6%	86.7%	86.1%	86.1%
19	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,050	92.3%	94.8%	92.3%	92.3%
22	ONE OVERTON PARK	Atlanta, GA	387,267	98.8%	98.2%	98.9%	98.8%
23	390 INTERLOCKEN	Broomfield, CO	241,516	79.8%	80.0%	69.4%	76.3%
24	EAST BALTIMORE	Baltimore, MD	325,445	76.8%	76.3%	76.8%	76.8%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	474,791	90.7%	90.7%	90.2%	90.2%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	97.9%	97.9%
35	1410 EAST RENNER (3)	Richardson, TX	122,300	100.0%	100.0%	100.0%	100.0%
36	ONE RAVINIA DRIVE	Atlanta, GA	386,603	91.0%	91.0%	91.0%	91.0%
37	WESTCHASE I & II	Houston, TX	629,025	96.6%	96.6%	97.1%	97.1%
38	1999 BROADWAY	Denver, CO	673,793	95.9%	95.8%	95.8%	95.9%
39	999 PEACHTREE	Atlanta, GA	621,946	N/A	N/A	94.3%	94.6%
40	1001 17th STREET	Denver, CO	655,420	N/A	N/A	88.5%	88.5%
	TOTAL WEIGHTED AVERAGE		9,807,339	94.4%	94.3%	93.8%	94.1%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.

(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

(3) Asset held for sale at September 30, 2013.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of September 30, 2013
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	263,111	60	2.7%
2	Quintiles Transnational Corp	259,531	87	2.7%
3	CITGO Petroleum Corporation	248,399	29	2.6%
4	Sutherland Asbill Brennan LLP	243,839	81	2.5%
5	Newfield Exploration Company	234,495	13	2.4%
6	US Government (a)	229,752	92	2.4%
7	Burger King Corporation	212,619	58	2.2%
8	Denbury Onshore, LLC	202,600	13	2.1%
9	RGA Reinsurance Company	197,354	63	2.0%
10	SunTrust Bank (b)	182,888	60	1.9%
11	Citicorp Credit Services, Inc	176,848	61	1.8%
12	C.H. Robinson Worldwide, Inc	153,028	47	1.6%
13	T-Mobile South, LLC dba T-Mobile	151,792	48	1.6%
14	Houghton Mifflin Harcourt Publishing Company	150,050	27	1.5%
15	Petrobras America, Inc.	144,813	13	1.5%
16	Murphy Exploration & Production Company	144,677	13	1.5%
17	Argo Data Resource Corporation	138,540	57	1.4%
18	Giesecke & Devrient America, Inc. (c)	135,888	73	1.4%
19	Monsanto Company	127,778	28	1.3%
20	Federal National Mortgage Association	123,144	61	1.3%
	Total	3,721,146		38.4%

(a)	Includes 180,444 and 37,813 square feet which expire in 2018 & 2014, respectively. The remaining 11,495 square feet expire between 2015 - 2020.
(b)	Includes 55,388 square feet which expires October 31, 2016..
(c)	Includes 23,778 square feet which expires December 31, 2013.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.